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                                                                     EXHIBIT 2.4

                      FORM OF REGISTRATION RIGHTS AGREEMENT

                         DURBAN ROODEPOORT DEEP, LIMITED

                      6% SENIOR CONVERTIBLE NOTES DUE 2006

                          REGISTRATION RIGHTS AGREEMENT

                                                               November 12, 2002

CIBC World Markets Corp.
425 Lexington Avenue
New York, New York  10017

Ladies and Gentlemen:

     Durban Roodepoort Deep, Limited, a corporation incorporated under the laws of the Republic of South Africa (the "Company"), proposes to issue and sell to the Purchaser (as defined herein) upon the terms set forth in the Purchase Agreement (as defined herein) its 6% Senior Convertible Notes due 2006 (the "Securities"). As an inducement to the Purchaser to enter into the Purchase Agreement and in satisfaction of a condition to the obligations of the Purchaser thereunder, the Company agrees with the Purchaser for the benefit of holders (as defined herein) from time to time of the Registrable Securities (as defined herein) as follows:

1.   DEFINITIONS.

     (a) Capitalized terms used herein without definition shall have the meanings ascribed thereto in the Purchase Agreement. As used in this Registration Rights Agreement (the "Agreement"), the following defined terms shall have the following meanings:

     "ADRs" mean American Depositary Receipts evidencing American Depositary Shares representing Ordinary Shares of the Company issuable upon conversion of the Securities.

     "AFFILIATE" of any specified person means any other person which, directly or indirectly, is in control of, is controlled by, or is under common control with such specified person. For purposes of this definition, control of a person means the power, direct or indirect, to direct or cause the direction of the management and policies of such person whether by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

     "BUSINESS DAY" means each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in New York, New York are authorized or obligated by law or executive order to close.

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     "COMMISSION" means the United States Securities and Exchange Commission, or
any other federal agency at the time administering the Exchange Act or the Securities Act, whichever is the relevant statute for the particular purpose.

     "DAMAGES PAYMENT DATE" means each 30th day following the accrual of Liquidated Damages.

     "DTC" means The Depositary Trust Company.

     "EFFECTIVENESS PERIOD" has the meaning assigned thereto in Section 2(b)(i) hereof.

     "EFFECTIVE TIME" means the date on which the Commission declares the Shelf Registration Statement effective or on which the Shelf Registration Statement otherwise becomes effective.

     "ELECTING HOLDER" means any holder of Registrable Securities that has returned a completed and signed Notice and Questionnaire in accordance with
Section 4(a)(i) and 4(a)(ii).

     "EXCHANGE ACT" means the United States Securities Exchange Act of 1934, as amended.

     "INDENTURE" means the Indenture, dated as of November 12, 2002, between the Company and Bank of New York, as amended and supplemented from time to time in accordance with its terms.

     "LIQUIDATED DAMAGES" means liquidated damages payable by the Company to the holders of the Securities in the manner set out in Section 3 hereof.

     "MANAGING UNDERWRITER" means the investment banker or investment bankers and manager or managers that shall administer an underwritten offering, if any, conducted pursuant to Section 8 hereto.

     "NASD" means the National Association of Securities Dealers, Inc.

     "NASD RULES" means the rules of the National Association of Securities Dealers, Inc., as amended from time to time.

     "NOTICE AND QUESTIONNAIRE" means a Notice of Registration Statement and Selling Securityholder Questionnaire, substantially in the form of Exhibit A attached hereto, relating to the Securities.

     "ORDINARY SHARES" means the ordinary shares in the capital of the Company.

     "PERSON" means an individual, partnership, corporation, trust or unincorporated organization, or a government or agency or political subdivision thereof.

     "PROSPECTUS" means the prospectus (including, without limitation, any preliminary prospectus, any final prospectus and any prospectus that discloses information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon

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Rule 430A under the Securities Act) included in the Shelf Registration
Statement, as amended or supplemented by any prospectus supplement with respect to the terms of the offering of any portion of the Registrable Securities covered by the Shelf Registration Statement and by all other amendments and supplements to such prospectus, including all material incorporated by reference in such prospectus and all documents filed after the date of such prospectus by the Company under the Exchange Act and incorporated by reference therein.

     "PURCHASE AGREEMENT" means the Purchase Agreement, dated as of November 4, 2002, between the Company and the Purchaser.

     "PURCHASER" means the CIBC World Markets Corp. or CIBC World Markets Inc., as the case may be.

     "REGISTRABLE SECURITIES" means all or any portion of the Securities issued from time to time under the Indenture and the Ordinary Shares or ADRs issuable upon conversion of such Securities; provided, however, that a security ceases to be a Registrable Security on the earlier of:

                 (i) the date on which such security has been registered pursuant to an effective registration statement under the Securities Act and disposed of in accordance with the Shelf Registration Statement;

                (ii) the date on which such security is transferred in compliance with Rule 144 or may be sold or transferred by a person who is not an Affiliate of the Company immediately without volume or manner of sale restrictions pursuant to Rule 144(k) under the Securities Act (or any other similar provision then in force); or

               (iii) the date on which such security ceases to be outstanding (whether as a result of redemption, repurchase and cancellation, conversion or otherwise).

     "RULES AND REGULATIONS" means the published rules and regulations of the Commission promulgated under the Securities Act or the Exchange Act, as in effect at any relevant time.

     "SECURITIES ACT" means the United States Securities Act of 1933, as amended.

     "SHELF REGISTRATION" means a registration effected pursuant to Section 2 hereof.

     "SHELF REGISTRATION STATEMENT" means a "shelf" registration statement filed under the Securities Act providing for the registration of, and the sale on a continuous or delayed basis by the holders of, all of the Registrable Securities pursuant to Rule 415 under the Securities Act and/or any similar rule that may be adopted by the Commission, filed by the Company pursuant to the provisions of
Section 2 of this Agreement, including the Prospectus contained therein, any amendments and supplements to such registration statement, including post-effective amendments, and all exhibits and all material incorporated by reference in such registration statement.

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     "TRUST INDENTURE ACT" means the United States Trust Indenture Act of 1939, or any successor thereto, and the rules, regulations and forms promulgated thereunder, as in effect on the date the Indenture is qualified under the Trust Indenture Act.

     "UNDERWRITER" means any underwriter of Registrable Securities in connection with an offering thereof under a Shelf Registration Statement.

     "UNDERWRITTEN OFFERING" means an offering in which Registrable Securities of the Company are sold to an underwriter for reoffering to the public.

     (b) Wherever there is a reference in this Agreement to a percentage of the "principal amount" of Registrable Securities or to a percentage of Registrable Securities, Ordinary Shares and ADRs shall be treated as representing the principal amount of Securities which was surrendered for conversion or exchange in order to receive such number of shares of Ordinary Shares or ADRs.

2.   SHELF REGISTRATION.

     (a) The Company shall, as promptly as is practicable but not later than 90 calendar days after the Closing Date (as defined in the Purchase Agreement), file with the Commission a Shelf Registration Statement relating to the offer and sale of the Registrable Securities and, thereafter, shall use its reasonable best efforts to cause such Shelf Registration Statement to be declared effective under the Securities Act as promptly as is practicable but in no event later than 180 calendar days after the Closing Date; PROVIDED, HOWEVER, that no holder shall be entitled to be named as a selling securityholder in the Shelf Registration Statement or to use the Prospectus for resales of Registrable Securities unless such holder is an Electing Holder (as defined herein).

     (b)    The Company shall:

                 (i) subject to any notice by the Company of the commencement of a Suspension Period (as defined herein), keep the Shelf Registration Statement continuously effective and in conformity with the requirements of this Agreement, the Securities Act and the Rules and Regulations in order to permit the Prospectus to be usable by holders for resales of Registrable Securities for a period (the "Effectiveness Period") that shall terminate on the earlier of:

                       A. the date on which all of the Registrable Securities have been registered pursuant to the Shelf Registration Statement and disposed of in accordance with the Shelf Registration Statement;

                       B. the date on which holders of Registrable Securities who are not affiliates of the Company are able to sell such securities immediately without volume or manner of sale restrictions pursuant to Rule 144(k) under the Securities Act (or any other similar provision then in force);

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                       C.     the date on which all Registrable Securities have
                              ceased to be outstanding (whether as a result of redemption, repurchase and cancellation, conversion or otherwise); or

                       D. two years following the date on which the Shelf Registration Statement is declared effective.

                (ii) after the Effective Time, promptly upon the request of any holder of Registrable Securities that is not then an Electing Holder, to take any action reasonably necessary to enable such holder to use the Prospectus for resales of Registrable Securities, including without limitation any action necessary to identify such holder as a selling securityholder in the Shelf Registration Statement; provided, however, that nothing in this subparagraph shall relieve such holder of the obligation to return a completed and signed Notice and Questionnaire to the Company in accordance with Section 4(a) (ii) hereof; and

               (iii) ensure that a sufficient number of ADRs have been registered on a Registration Statement on Form F-6 such that the maximum number of Ordinary Shares that may be issued upon conversion of the Securities may be sold in the form of ADRs.

3.   LIQUIDATED DAMAGES.

     (a) Liquidated Damages will accrue, and be payable by the Company to the holders of the Securities, on the Securities in the event that either of the following occur:

                 (i) the Shelf Registration Statement has not been filed with the Commission on or prior to the date which is 90 days following the date of the Indenture (a "Filing Default"); or

                (ii) if the Effective Time does not occur on or prior to the date that is 180 days following the date of the Indenture (a "Registration Default").

     (b)    In the event of a Filing Default, Liquidated Damages will accrue:

                 (i) on the 91st day following the date of the Indenture, in the amount of 1.0% of the principal amount of the Securities outstanding on such date; and

                (ii) until the Effective Time occurs, on each 30-day anniversary thereafter on or before the one-year anniversary of the date of the Indenture, at the rate of 0.2% of the principal amount of the Securities outstanding on such 30-day anniversary date.

     (c) In the event of a Registration Default without the occurrence of a Filing Default, Liquidated Damages will accrue:

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                 (i)   on the 181st day following the date of the Indenture in
                       the amount of 1.0% of the principal amount of the Securities outstanding on such date; and

                (ii) until the Effective Time occurs on each 30-day anniversary thereafter on or before the one-year anniversary of the date of the Indenture, at the rate of 0.2% of the principal amount of the Securities outstanding on such 30-day anniversary date.

     (d) In no event will the total Liquidated Damages under section 3(b) exceed 2.6% of the principal amount of the Securities issued. In no event will the total Liquidated Damages under section 3(c) exceed 2.0% of the principal amount of the Securities issued. For the avoidance of doubt, in no event shall Liquidated Damages be payable under both section 3(b) and 3(c).

     (e) The Company shall notify the Trustee as promptly as possible but in no event more than three Business Days after the date on which a Filing Default or a Registration Default occurs. Liquidated Damages will be paid by the Company on each Damages Payment Date in the same manner as interest on the Securities is paid under the Indenture.

     (f) For the avoidance of doubt, Liquidated Damages accrue on and become payable to the holders of the Securities, whether or not the Securities are Registrable Securities.

4.   REGISTRATION PROCEDURES.

     (a) In connection with the Shelf Registration Statement, the following provisions shall apply:

                 (i) Not less than 30 calendar days prior to the Effective Time, as determined by the Company in good faith, the Company shall mail the Notice and Questionnaire to the holders of Registrable Securities. No holder shall be entitled to be named as a selling securityholder in the Shelf Registration Statement as of the Effective Time, and no holder shall be entitled to use the Prospectus for offers of Registrable Securities at any time unless such holder has returned a completed and signed Notice and Questionnaire to the Company by the deadline for response set forth therein; provided, however, that holders of Registrable Securities shall have at least 20 calendar days from the date on which the Notice and Questionnaire is first mailed to such holders to return a completed and signed Notice and Questionnaire to the Company.

                (ii) After the Effective Time, the Company shall, upon the request of any holder of Registrable Securities that is not then an Electing Holder, promptly send a Notice and Questionnaire to such holder. The Company shall not be required to take any action to name such holder as a selling securityholder in the Shelf Registration Statement or to enable such holder to use the Prospectus for resales of Registrable Securities until such holder has returned a completed and signed

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                       Notice and Questionnaire to the Company. The Company
                       shall, as promptly as reasonably practicable after the date a Notice and Questionnaire is delivered, an in any event not later than 30 Business Days after such date if required by applicable law, rules and regulations, file with the Commission on a post-effective amendment to the Shelf Registration Statement or prepare and, if required by applicable law, file a supplement to the related Prospectus or a supplement or amendment to any document incorporated therein by reference or file any other required document so that the holder delivering such Notice and Questionnaire is named as a selling securityholder in the Shelf Registration Statement and the related Prospectus to purchasers of the Registrable Securities in accordance with applicable law and, if the Company shall file a post-effective amendment to the Shelf Registration Statement, use its reasonable best efforts to cause such post-effective amendment to be declared effective under the Securities Act as promptly as is practicable, but in any event by the date that is 60 days after the date such post-effective amendment is required by this section to be filed.

     (b) The Company shall furnish to each Electing Holder, each underwriter, if any, and their respective counsel no fewer than five Business Days prior to the initial filing of the Shelf Registration Statement, a copy of such Shelf Registration Statement, and shall furnish to such persons no fewer than two Business Days prior to the filing of any amendment or supplement to the Prospectus, a copy of such amendment or supplement and shall use all reasonable efforts to reflect in each such document when so filed with the Commission such comments as such holders and their respective counsel reasonably may propose. If any such Shelf Registration Statement refers to any Electing Holder by name or otherwise as the holder of any securities of the Company, then such Electing Holder shall have the right to require (i) the insertion therein of language, in form and substance reasonably satisfactory to such Electing Holder, to the effect that the holding by such Electing Holder of such securities is not to be construed as a recommendation by such Electing Holder of the investment quality of the Company's securities covered thereby and that such holding does not imply that such Electing Holder will assist in meeting any future financial requirements of the Company or (ii) in the event that such reference to such Electing Holder by name or otherwise is not required by the Securities Act or any similar Federal statute then in force, the deletion of the reference to such Electing Holder in any amendment or supplement to the Registration Statement filed or prepared subsequent to the time that such reference ceases to be required.

     (c) From the date hereof until the end of the Effective Period, the Company shall (subject to paragraph (j) below) promptly take such action as may be necessary so that (i) each of the Shelf Registration Statement and any amendment thereto and the Prospectus and any amendment or supplement thereto (and each report or other document incorporated by reference therein in each case) complies in all material respects with the Securities Act and the Exchange Act and the respective rules and regulations thereunder, (ii) each of the Shelf Registration Statement and any amendment thereto does not, when it becomes effective, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which

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     they were made, not misleading and (iii) each of the Prospectus and any amendment or supplement to the Prospectus does not at any time during the Effectiveness Period include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

     (d)    The Company shall promptly (and in any event within three Business
     Days) advise the underwriter(s), if any, and each Electing Holder, and shall confirm such advice in writing if so requested by any such holder (which notice pursuant to clauses (ii) through (v) hereof shall be accompanied by an instruction to suspend the use of the Prospectus until the requisite changes have been made):

                 (i) when the Shelf Registration Statement and any amendment thereto has been filed with the Commission and when the Shelf Registration Statement or any post-effective amendment thereto has become effective and when the Prospectus or any Prospectus supplement or post-effective amendment has been filed;

                (ii) of the request by the Commission for amendments to the Shelf Registration Statement or amendments or supplements to the Prospectus or for additional information relating thereto;

               (iii) of the issuance by the Commission of any stop order suspending the effectiveness of the Shelf Registration Statement or the initiation of any proceedings for such purpose;

                (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification of the securities included in the Shelf Registration Statement for sale in any jurisdiction or the initiation of any proceeding for such purpose; and

                 (v) of the existence of any fact or the occurrence of any event that makes any statement of a material fact made in the Shelf Registration statement, the prospectus, any amendment or supplement thereto, or any document incorporated by reference therein untrue, or that requires the making of any additions to or changes in the Shelf Registration Statement or the Prospectus in order to make the statements therein not misleading.

     (e) The Company shall use all reasonable efforts to prevent the issuance of any order suspending the effectiveness of the Shelf Registration Statement.

     (f) If the Shelf Registration Statement or any Subsequent Shelf Registration Statement (as defined below) ceases to be effective for any reason at any time during the Effectiveness Period, the Company shall use its reasonable best efforts to obtain the prompt withdrawal of any order suspending the effectiveness thereof, and in any event shall within 30 days of such cessation of effectiveness amend the Shelf Registration Statement in a manner reasonably expected to obtain the withdrawal of the order suspending the effectiveness thereof, or file an additional Shelf Registration Statement covering all outstanding Registrable Securities as of the date of such filing (a "Subsequent Shelf Registration Statement"). If a Subsequent Shelf Registration

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     Statement is filed, the Company shall use its reasonable best efforts to cause the Subsequent Shelf Registration Statement to become effective as promptly as is practicable after such filing and to keep such Subsequent Shelf Registration Statement continuously effective until the end of the Effectiveness Period.

     (g) The Company shall furnish to each requesting Electing Holder, and to each of the underwriter(s), if any, without charge, at least one copy of the Shelf Registration Statement and all post-effective amendments thereto, including financial statements and schedules, and, if such holder so requests in writing, all reports, other documents and exhibits that are filed with or incorporated by reference in the Shelf Registration Statement.

     (h) The Company shall, during the Effectiveness Period, deliver to each Electing Holder and to each of the underwriter(s), if any, without charge, as many copies of the Prospectus (including each preliminary Prospectus) and any amendment or supplement thereto as such Electing Holder may reasonably request; and the Company consents (except during a Suspension Period or during the continuance of any event described in Section 4(d)(ii)-(v) above) to the use of the Prospectus and any amendment or supplement thereto by each of the Electing Holders and the underwriters, if any, in connection with the offering and sale of the Registrable Securities covered by the Prospectus and any amendment or supplement thereto during the Effectiveness Period.

     (i) Prior to any offering of Registrable Securities pursuant to the Shelf Registration Statement, the Company shall (i) register or qualify or cooperate with the Electing Holders, the underwriter(s), if any, and their respective counsel in connection with the registration or qualification of such Registrable Securities for offer and sale under the securities or "blue sky" laws of such jurisdictions within the United States as any Electing Holder may reasonably request, (ii) keep such registrations or qualifications in effect and comply with such laws so as to permit the continuance of offers and sales in such jurisdictions for so long as may be necessary to enable any Electing Holder or underwriter, if any, to complete its distribution of Registrable Securities pursuant to the Shelf Registration Statement, and (iii) take any and all other actions necessary or advisable to enable the disposition in such jurisdictions of such Registrable Securities; provided, however, that in no event shall the Company be obligated to (A) qualify as a foreign corporation or as a dealer in securities in any jurisdiction where it would not otherwise be required to so qualify but for this Section 3(h) or (B) file any general consent to service of process in any jurisdiction where it is not as of the date hereof so subject.

     (j) The Company shall cooperate with the Electing Holders and the underwriters, if any, to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold pursuant to the Shelf Registration Statement, which certificates shall not bear any restrictive legends and, if so required by any securities exchange upon which any Registrable Securities are listed, shall be penned, lithographed or engraved, or produced by any combination of such methods, on steel engraved borders, and which certificates shall be free of any restrictive legends and in such permitted denominations and registered in such names as Electing Holders or the underwriter(s), if any, may request in connection with the sale of Registrable Securities pursuant to the Shelf Registration Statement.

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     (k)    Upon the existence or occurrence of any fact or event contemplated by paragraph 4(d)(v) above, the Company shall prepare as promptly as practicable a post-effective amendment or supplement to the Shelf Registration Statement or the Prospectus, or any document incorporated therein by reference, or file any other required document so that, as thereafter delivered to purchasers of the Registrable Securities included therein, the Prospectus will not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. Notwithstanding the foregoing, the Company may suspend the effectiveness of the Shelf Registration Statement by written notice to the Electing Holders for a period not to exceed an aggregate of 45 days in any 90-day period, extendable to 75 days in any 90 day period in circumstances described below, or an aggregate of 90 days in any 12 month period (each such period, a "Suspension Period") if the board of directors of the Company determines in good faith that because of valid reasons including the acquisition or divestiture of assets, pending corporate developments and similar events, it is in the Company's best interest to do so. The Suspension Period can be extended to 75 days in any 90 day period if it possesses material non-public information the disclosure of which would have a material adverse effect on the Company and its subsidiaries taken as a whole or if such material undisclosed information relates to an undisclosed proposal or pending transaction and the Company believes reasonably that disclosure of such information would impede its ability to consummate such transaction. If the Company notifies the Electing Holders in accordance with clauses (ii) through (v) of paragraph 4(d) above to suspend the use of the Prospectus until the requisite changes to the Prospectus have been made, then each Electing Holder shall suspend the use of the Prospectus until (i) such Electing Holder has received copies of the supplemented or amended Prospectus contemplated by the first sentence of this paragraph or (ii) such Electing Holder is advised in writing by the Company that the use of the Prospectus may be resumed and has received copies of any additional or supplemental filings that are incorporated by reference in the Prospectus.

     (l) Not later than the Effective Time, the Company shall provide a CUSIP number for the Registrable Securities that are debt securities.

     (m) The Company shall comply with all applicable Rules and Regulations, and make generally available to its securityholders as soon as practicable, but in any event not later than eighteen months after (i) the effective date (as defined in Rule 158(c) under the Securities Act) of the Shelf Registration Statement, (ii) the effective date of each post-effective amendment to the Shelf Registration Statement, and (iii) the date of each filing by the Company with the Commission of an Annual Report on Form 20-F that is incorporated by reference in the Shelf Registration Statement, an earnings statement of the Company and its subsidiaries complying with
     Section 11(a) of the Securities Act and the Rules and Regulations of the Commission thereunder (including, at the option of the Company, Rule 158).

     (n) Not later than the Effective Time, the Company shall cause the Indenture to be qualified under the Trust Indenture Act; in connection with such qualification, the Company shall cooperate with the Trustee under the Indenture and the Holders (as defined in the Indenture) to effect such changes to the Indenture as may be required for such Indenture to be so qualified in accordance with the terms of the Trust

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     Indenture Act; and the Company shall execute, and shall use all reasonable efforts to cause the Trustee to execute, all documents that may be required to effect such changes and all other forms and documents required to be filed with the Commission to enable such Indenture to be so qualified in a timely manner. In the event that any such amendment or modification referred to in this Section 3(m) involves the appointment of a new trustee under the Indenture, the Company shall appoint a new trustee thereunder pursuant to the applicable provisions of the Indenture.

     (o) The Company shall enter into such customary agreements and take all other appropriate action in order to expedite and facilitate the registration and disposition of the Registrable Securities.

     (p) The Company shall use all reasonable efforts to take all other steps necessary to effect the registration, listing offering and sale of the Registrable Securities covered by the Shelf Registration Statement contemplated hereby.

     (q) Subject to Section 2(k), in the event of an underwritten offering conducted pursuant to Section 8 hereof, the Company shall, if requested, promptly include or incorporate in a Prospectus Supplement or post-effective amendment to the Shelf Registration Statement such information as the Managing Underwriters reasonably agree should be included therein and to which the Company does not reasonably object and shall make all required filings of such Prospectus supplement or post-effective amendment as soon as practicable after it is notified of the matters to be included or incorporated in such Prospectus supplement or post-effective amendment.

     (r) The Company shall enter into such customary agreements (including an underwriting agreement in customary form in the event of an underwritten offering conducted pursuant to Section 8 hereof) and take all other appropriate action in order to expedite and facilitate the registration and disposition of the Registrable Securities, and in connection therewith, if an underwriting agreement is entered into, cause the same to contain indemnification provisions and procedures substantially similar to those set forth in Item 6 hereof with respect to all parties to be indemnified pursuant to Section 6 hereof.

     (s) The Company shall make available at reasonable times for inspection by any underwriter participating in any disposition pursuant to the Shelf Registration Statement or one or more representatives of the Electing Holders, designated in writing by the holders of a majority of the principal amount of Registrable Securities (determined on a fully converted basis) included in the Shelf Registration Statement, and any attorney or accountant retained by such Electing Holders or any such underwriter, all financial and other records, pertinent corporate documents and properties of the Company as shall be reasonably necessary to enable them to exercise any applicable due diligence responsibilities, and to cause the Company's officers, directors, managers and employees to supply all information reasonably requested by any such representative or representatives of the Electing Holders, underwriter, attorney or accountant in connection with the Shelf Registration Statement after the filing thereof and before its effectiveness; provided, however, that any information designated by the Company as confidential at the time of delivery of such information shall be kept confidential by the recipient thereof.

     (t) If reasonably requested by any Electing Holders, the Company will promptly incorporate in the Shelf Registration Statement or Prospectus, pursuant to a supplement or post-effective amendment if necessary, such information as such holders may from time to time reasonably request to have included therein, including, without limitation, (i) information concerning such holders, if any, and the distribution of the Registrable Securities of such holders, (ii) information relating to the "Plan of Distribution" of the Registrable Securities of such holders, and (iii) any other terms of the offering of the Registrable Securities to be sold in such offering; and the Company will make all required filings of such Prospectus supplement or post-effective amendment as soon as reasonably practicable after the Company is notified of the matters to be incorporated in such Prospectus supplement or post-effective amendment.

     (u)    In connection with any underwritten offering conducted pursuant to
     Section 8 hereof, the Company shall:

                 (i) make such representations and warranties to the holders participating in such underwritten offering and to the Managing Underwriters in form, scope and substance as are customarily made to underwriters in primary underwritten offerings of equity and convertible debt securities, and covering matters including, but not limited to, those set forth in the Purchase Agreement;

                (ii) obtain opinions of counsel to the Company (which counsel and opinions, in form, scope and substance, shall be reasonably satisfactory to the Managing Underwriters) addressed to the underwriters, covering such matters as are customarily covered in opinions requested in primary underwritten offerings of equity and convertible debt securities and such other matters as may be reasonably requested by such underwriters (it being agreed that the matters to be covered by such opinions shall include, without limitation, as of the date of the opinion and as of the Effective Time of the Shelf Registration Statement or most recent post-effective amendment thereto, as the case may be, the absence from the Shelf Registration Statement and the Prospectus, including the documents incorporated by reference therein, of an untrue statement of a material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus, in light of the circumstances under which they were made) not misleading;

               (iii) obtain comfort letters and updates thereof from the independent public accountants of the Company (and, if necessary, from the independent public accountants of any subsidiary of the Company or of any business acquired by the Company for which financial statements and financial data are, or are required to be, included in the Shelf Registration Statement), addressed to the underwriters, in customary form and covering matters of the type customarily covered in comfort letters in connection with primary underwritten offerings; and

                (iv) deliver such documents and certificates as may be reasonably requested by any Holders participating in such underwritten offering and the Managing Underwriters, if any, including, without limitation, certificates to evidence compliance with any conditions contained herein or in the underwriting agreement or other agreements entered into by the Company;

                 (v) if reasonably requested by any holder participating in such underwritten offering or the underwriters, promptly incorporate in the Shelf Registration Statement or Prospectus, pursuant to a supplement or post-effective amendment if necessary, such information as such holder or underwriter may from time to time reasonably request to have included therein, including, without limitation:
                       (i) information concerning such holder and the underwriters, (ii) information relating to the "Plan of Distribution" of the Registrable Securities, (iii) information with respect to the principal amount of Securities or number of Ordinary Shares or ADRs being sold to such underwriters, (iv) the purchase price being paid therefor and (v) any other terms of the offering of the Registrable Securities to be sold in such offering; and make all required filings of such Prospectus supplement or post-effective amendment as soon as reasonably practicable after the Company is notified of the matters to be incorporated in such Prospectus supplement or post-effective amendment;

                (vi) if reasonably requested by the underwriters, make appropriate officers of the Company available to the underwriters for "road show" meetings with prospective purchasers of the Registrable Securities and prepare and present to potential investors customary "road show" material in a manner consistent with other new issuances of other securities similar to the Registrable Securities; and

               (vii) cooperate and assist in any filings required to be made with the NASD and in the performance of any due diligence investigation by any underwriter that is required to be retained in accordance with the rules and regulations of the NASD.

5.   REGISTRATION EXPENSES.

     (a) All fees and expenses incident to the performance of or compliance with this Agreement by the Company shall be borne by it whether or not any Shelf Registration Statement is filed or becomes effective and whether or not any securities are issued or sold pursuant to any Shelf Registration Statement. The fees and expenses referred to in the foregoing sentence shall include, without limitation, (i) all registration and filing fees (including without limitation fees and expenses (A) with respect to filings required to be made with the NASD and (B) in compliance with securities or Blue Sky laws (including without limitation and in addition to that provided for in (b) below, reasonable fees and disbursements of counsel for the Purchaser or counsel for the holders of Registrable Securities in connection with Blue Sky qualifications of the Registrable Securities )),
     (ii) printing expenses (including without limitation expenses of printing certificates for Registrable Securities in a form eligible for deposit with DTC and of printing Prospectuses if the printing of Prospectuses is requested by the

     Purchaser), (iii) messenger, telephone and delivery expenses, (iv) the fees and disbursements of counsel for the Company and one counsel for the holders of Registrable Securities, in accordance with the provisions of
     Section 4(b) hereof, (v) fees and disbursements of all independent certified public accountants of the Company (including without limitation the expenses of any special audit and "comfort" letters required by or incident to such performance), (vi) Securities Act liability insurance, if the Company desires such insurance, and (vii) fees and expenses of all other persons, including special experts, retained by the Company. In addition, the Company shall pay its internal expenses (including without limitation all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit, and the fees and expenses incurred in connection with the listing on the NASDAQ of the ADRs issuable upon conversion of the Securities. Notwithstanding the foregoing or anything in this Agreement to the contrary, each holder of the Registrable Securities being registered shall pay all commissions, placement agent fees and underwriting discounts and commissions with respect to any Registrable Securities sold by it and the fees and disbursements of any counsel or other advisors or experts retained by such holders (severally or jointly), other than counsel and local counsel referred to in clause (iv) above.

     (b) In connection with any registration hereunder, the Company shall reimburse the holders of the Registrable Securities being registered in such registration for the reasonable fees and disbursements of not more than one counsel chosen by the holders of a majority in amount of the Registrable Securities (determined on a fully converted basis) for whose benefit the applicable Shelf Registration Statement is being prepared.

6.   INDEMNIFICATION AND CONTRIBUTION.

     (a) INDEMNIFICATION BY THE COMPANY. Upon the registration of the Registrable Securities pursuant to Section 2 hereof, the Company shall indemnify and hold harmless each Electing Holder, the Purchaser, and each of their respective officers and directors and each person who controls such Electing Holder or the Purchaser within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (each such person being sometimes referred to as an "Indemnified Person") against any losses, claims, damages or liabilities, joint or several, to which such Indemnified Person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Shelf Registration Statement or any Prospectus contained therein or prepared by the Company, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, and the Company hereby agrees to reimburse such Indemnified Person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company shall not be liable to any such Indemnified Person in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such Shelf Registration Statement or

     Prospectus, or amendment or supplement thereto, in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Indemnified Person expressly for use therein.

     (b) INDEMNIFICATION BY THE HOLDERS. Each Electing Holder agrees, severally and not jointly, as a consequence of the inclusion of any of such holder's Registrable Securities in any Shelf Registration Statement, to (i) indemnify and hold harmless the Company, its directors and executive officers who sign such Shelf Registration Statement and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, against any losses, claims, damages or liabilities to which the Company or such other persons may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in such Shelf Registration Statement or Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Electing Holder expressly for use therein and (ii) reimburse the Company and its directors and officers who sign such Shelf Registration Statement for any legal or other expenses reasonably incurred by the Company and such directors and officers in connection with investigating or defending any such action or claim as such expenses are incurred.

     (c) NOTICES OF CLAIMS, ETC. Promptly after receipt by an indemnified party under subsection (a) or (b) of this Section 6 of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against an indemnifying party under this
     Section 6, notify such indemnifying party in writing of the commencement thereof; but the omission to so notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under this Section 6. In the case that any such action is brought against any indemnified party it shall notify the indemnifying party of the commencement thereof and such indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, such indemnifying party shall not be liable to such indemnified party under this Section 6 for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation; provided, however, that if any indemnified party reasonably determines that there may be legal defenses available to such indemnified party which are different from or in addition to those available to such indemnifying party or that representation of such indemnifying party and any indemnified party by the same counsel would present a conflict of interest, then such indemnifying party or parties shall not be entitled to assume such defense. If an indemnifying party is not entitled to assume the defense of such action as a result of the proviso to the preceding sentence, counsel for such indemnified party or parties shall be entitled to conduct the defense of such indemnified party or parties. In no event shall the indemnifying party be liable for the fees and expenses of more than one counsel (in addition to any local counsel) separate from its own counsel for all indemnified parties in connection with any one action. No indemnifying party shall, without the written consent of the indemnified party, which consent will not be unreasonably withheld, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act, by or on behalf of any indemnified party.

     (d) CONTRIBUTION. If the indemnification provided for in this Section 6 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) of this Section 6 in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative fault of the indemnifying party and the indemnified party in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative fault of such indemnifying party and indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by such indemnifying party or by such indemnified party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 6(d) were determined by pro rata allocation (even if the Electing Holders or any underwriters, selling agents or other securities professionals or all of them were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this
     Section 6(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The obligations of the Electing Holders in this Section 6(d) to contribute shall be several in proportion to the percentage of principal amount of Registrable Securities registered or underwritten, as the case may be, by them and not joint.

     (e) Notwithstanding any other provision of this Section 6, in no event will any Electing Holder be required to undertake liability to any person under this Section 5 for any amounts in excess of the dollar amount of the proceeds to be received by such holder from the sale of such holder's Registrable Securities (after deducting any fees, discounts and commissions applicable thereto) pursuant to any Shelf Registration Statement and (ii) securities professional be required to undertake liability to any person hereunder for any amounts in excess of the discount, commission or other compensation payable to such underwriter, selling agent or other securities professional with respect to the Registrable Securities underwritten by it and distributed to the public.

     (f) The obligations of the Company under this Section 6 shall be in addition to any liability that the Company may otherwise have to any Indemnified Person and the obligations of any Indemnified Person under this
     Section 6 shall be in addition to any liability that such Indemnified Person may otherwise have to the Company. The remedies provided in this
     Section 6 are not exclusive and shall not limit any rights or remedies that may otherwise be available to an indemnified party at law or in equity.

7.   RULES 144 AND 144A.

     The Company agrees, for so long as any Registrable Securities remain outstanding and during any period in which the Company (a) is not subject to
Section 13 of 15(d) of the Exchange Act, to make available, upon request of any holder of Registrable Securities, to such holder or beneficial owner of Registrable Securities in connection with any sale thereof and any prospective purchaser of such Registrable Securities designated by such holder or beneficial owner, the information required by Rule 144A(d)(4) under the Securities Act in order to permit resales of such Registrable Securities pursuant to Rule 144A under the Securities Act, and (b) is subject to Section 13 of 15 (d) of the Exchange Act, to make all filings required thereby in a timely manner in order to permit resales of such Registrable Securities pursuant to Rule 144 under the Securities Act.

8.   UNDERWRITTEN OFFERING

     Any holder of Registrable Securities who desires to do so may sell Registrable Securities (in whole or in part) in an underwritten offering; provided that (a) the Electing Holders of at least $20 million in aggregate principal amount of the Registrable Securities shall request such an offering and (b) at least such aggregate principal amount of such Registrable Securities shall be included in such offering. Upon receipt of such a request the Company shall provide all holders of Registrable Securities written notice of the request, which notice shall inform such holders that they have the opportunity to participate in the offering. In any such underwritten offering, the investment banker or bankers and manager or managers that will administer the offering will be selected by, and the underwriting arrangements with respect thereto (including the size of the offering) will be approved by the holders of a majority of the Registrable Securities to be included in such offering; provided, however, that such investment bankers and managers and underwriting arrangements must be reasonably satisfactory to the Company. No holder may participate in any underwritten offering contemplated hereby unless such holder completes and executes all reasonable questionnaires, powers of attorney, indemnities, underwriting agreements, lock-up letters and other documents required under the terms of such approved underwriting arrangements, and if such holder is not then an Electing Holder, such holder returns a completed and signed Notice and Questionnaire to the Company in accordance with Section 4 hereof within a reasonable amount of time before such underwritten offering. The holders participating in any underwritten offering shall be responsible for any underwriting discounts and commissions and fees and, subject to Section 5 hereof, expenses of their own counsel. The

Company shall pay all fees customarily borne by issuers, including but not limited to filing fees, the fees and disbursements of its counsel and independent public accountants and any printing expenses incurred in connection with such underwritten offering. Notwithstanding the foregoing, no holders of Securities shall have any "piggyback" rights on any underwritten offering initiated by the Company.

9.   MISCELLANEOUS.

     (a) REMEDIES. The Company acknowledges and agrees that any failure by the Company to comply with its obligations under this Agreement may result in material irreparable injury to the Purchaser or the holders of Registrable Securities for which there is no adequate remedy at law, that it will not be possible to measure damages for such injuries precisely and that, in the event of any such failure, the Purchaser or any holder of Registrable Securities may obtain such relief as may be required to specifically enforce the Company's obligations hereunder. The Company further agrees to waive the defense in any action for specific performance where a remedy at law would be adequate.

     (b) OTHER REGISTRATION RIGHTS. The Company will not, on or after the date of this Agreement, enter into any agreement with respect to its securities that is inconsistent with the rights granted to the holders of Registrable Securities in this Agreement or otherwise conflicts with the provisions hereof. The Company shall not permit any securities other than the Registrable Securities to be included in any Shelf Registration Statement. The rights granted to the holders of Registrable Securities hereunder do not in any way conflict with and are not inconsistent with the rights granted to the holders of the Company's securities under any agreement in effect on the date hereof.

     (c) AMENDMENTS AND WAIVERS. The provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to or departures from the provisions hereof may not be given unless (i) in the case of
     Section 2 hereof and this Section 9(c)(i), the Company has obtained the written consent of holders of all outstanding Registrable Securities and
     (ii) in the case of all other provisions hereof, the Company has obtained the written consent of holders of a majority of the outstanding principal amount of Registrable Securities (determined on a fully converted basis) (excluding Registrable Securities held by the Company or its Affiliates). Notwithstanding the foregoing, a waiver or consent to departure from the provisions hereof that relates exclusively to the rights of holders whose Registrable Securities are being sold pursuant to a Shelf Registration Statement and that does not affect directly or indirectly the rights of other holders of Registrable Securities may be given by the holders of a majority of the outstanding principal amount of Registrable Securities (determined on a fully converted basis) being sold by such holders pursuant to such Shelf Registration Statement rather than registered under such Shelf Registration Statement.

     (d) THIRD PARTY BENEFICIARY. The holders of Registrable Securities shall be third party beneficiaries to the agreements made hereunder between the Company, on the one hand, and the Purchaser, on the other hand, and shall have the right to enforce such agreements directly to the extent they may deem such enforcement necessary or advisable to protect its rights or the rights of holders of Registrable Securities hereunder.

     (e) NOTICES. All notices and other communications provided for or permitted hereunder shall be given as provided in the Indenture.

     (f) PARTIES IN INTEREST. The parties to this Agreement intend that all holders of Registrable Securities shall be entitled to receive the benefits of this Agreement and that any Electing Holder shall be bound by the terms and provisions of this Agreement by reason of such election with respect to the Registrable Securities that are included in a Shelf Registration Statement. All the terms and provisions of this Agreement shall be binding upon, shall inure to the benefit of and shall be enforceable by the respective successors and assigns of the parties hereto and any holder from time to time of the Registrable Securities to the aforesaid extent. In the event that any transferee of any holder of Registrable Securities shall acquire Registrable Securities, in any manner, whether by gift, bequest, purchase, operation of law or otherwise, such transferee shall, without any further writing or action of any kind, be entitled to receive the benefits of and, if an Electing Holder, be conclusively deemed to have agreed to be bound by and to perform all of the terms and provisions of this Agreement to the aforesaid extent.

     (g) COUNTERPARTS. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

     (h) HEADINGS. The headings in this agreement are for convenience of reference only and shall not limit or otherwise affect the meaning, construction or interpretation hereof.

     (i) GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, including without limitation New York General Obligations Law Section 5-1401.

     (j) SEVERABILITY. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired or affected thereby, it being intended that all of the rights and privileges of the parties hereto shall be enforceable to the fullest extent permitted by law.

     (k) SURVIVAL. The respective indemnities, agreements, representations, warranties and other provisions set forth in this Agreement or made pursuant hereto shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Electing Holder, any director, officer or partner of such holder, any agent or underwriter, any director, officer or partner of such agent or underwriter, or any controlling person of any of the foregoing, and shall survive the transfer and registration of the Registrable Securities of such holder.

     (l) ENTIRE AGREEMENT. This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter hereof. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein, with respect to the registration rights granted with respect to the Registrable Securities. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

     Please confirm by signing in the space provided below that the foregoing correctly sets forth the agreement between the Company and you.

                                     Very truly yours,

                                     DURBAN ROODEPOORT DEEP, LIMITED


                                                By:  /s/ Ian Murray
                                                     --------------
                                                Name:  Ian Murray
                                                Title: CFO

CIBC WORLD MARKETS CORP.


By:   /s/ Wayne Adlam
      ---------------
      Name:  Wayne Adlam
      Title: Managing Director

                                    EXHIBIT A

                         DURBAN ROODEPOORT DEEP, LIMITED


                        Notice of Registration Statement
                                       and
                      SELLING SECURITYHOLDER QUESTIONNAIRE


                                     (Date)

     Reference is hereby made to the Registration Rights Agreement (the "Registration Rights Agreement") between Durban Roodepoort Deep, Limited (the "Company") and the Purchaser named therein. Pursuant to the Registration Rights Agreement, the Company has filed with the United States Securities and Exchange Commission (the "Commission") a registration statement on Form F-_ (the "Shelf Registration Statement") for the registration and resale under Rule 415 of the Securities Act of 1933, as amended (the "Securities Act"), of the Company's 6% Senior Convertible Notes due 2006 (the "Securities") and the Ordinary Shares or American Depositary Receipts ("ADRs") issuable upon conversion thereof. A copy of the Registration Rights Agreement is attached hereto. All capitalized terms not otherwise defined herein shall have the meanings ascribed thereto in the Registration Rights Agreement.

     Each beneficial owner of Registrable Securities (as defined below) is entitled to have the Registrable Securities beneficially owned by it included in the Shelf Registration Statement. In order to have Registrable Securities included in the Shelf Registration Statement, this Notice of Registration Statement and Selling Securityholder Questionnaire ("Notice and Questionnaire") must be completed, executed and delivered to the Company's counsel at the address set forth herein for receipt ON OR BEFORE [DEADLINE FOR RESPONSE]. Beneficial owners of Registrable Securities who do not complete, execute and return this Notice and Questionnaire by such date (i) will not be named as selling securityholders in the Shelf Registration Statement and (ii) may not use the Prospectus forming a part thereof for resales of Registrable Securities.

     Certain legal consequences arise from being named as a selling securityholder in the Shelf Registration Statement and related Prospectus. Accordingly, holders and beneficial owners of Registrable Securities are advised to consult their own securities law counsel regarding the consequences of being named or not being named as a selling securityholder in the Shelf Registration Statement and related Prospectus.

     The term "REGISTRABLE SECURITIES" is defined in the Registration Rights Agreement to mean all or any portion of the Securities issued from time to time under the Indenture and the Ordinary Shares or ADRs issuable upon conversion of such Securities; provided, however, that a security ceases to be a Registrable Security in certain circumstances.

                                    ELECTION

     The undersigned holder (the "Selling Securityholder") of Registrable Securities hereby elects to include in the Shelf Registration Statement the Registrable Securities beneficially owned by it and the Registrable Securities listed below in Item (3). The undersigned, by signing and returning this Notice and Questionnaire, agrees to be bound with respect to such Registrable Securities by the terms and conditions of this Notice and Questionnaire and the Registration Rights Agreement, including without limitation Section 5 of the Registration Rights Agreement as if the undersigned Selling Securityholder were an original party thereto.

     The Selling Securityholder hereby provides the following information to the Company and represents and warrants that such information is accurate and complete:

                                  QUESTIONNAIRE

     Certain capitalized terms used in this Questionnaire are defined in Appendix l attached hereto. Capitalized terms used in this Questionnaire but not defined in Appendix 1 have the meanings given to them in the accompanying letter.

(1)  (a)   Full legal name of Selling Securityholder:

     __________________________________________________________________________

     (i)   Is such Selling Securityholder a:

           / / Corporation   / / General Partnership

           / / Individual            / / Limited Partnership

           / / Other (please specify:____________________)

     (ii)  In what state is such Selling Securityholder organized or domiciled?

             ______________________________________

     (b) Full legal name of Registered Holder (if not the same as in (a) above) of Registrable Securities listed in Item (4) below:

     __________________________________________________________________________

           (c) Full legal name of DTC participant (if applicable and if not the same as (b) above) through which Registrable Securities listed in Item (4) below are held:

           ____________________________________________________________________

(2)  Address for Notices to Selling Securityholder:

                 ____________________________________
                 ____________________________________
                 ____________________________________
Telephone:       ____________________________________
Fax:             ____________________________________

Contact Person:   ____________________________________

(3)  Beneficial Ownership of Securities by Another Entity or Individual:

     (a) Is another entity or individual the Beneficial Owner of any Securities or Ordinary Shares or ADRs issued upon conversion of any Securities?

           / / No (skip questions (b)-(e) below)

           / / Yes (answer questions (b)-(e) below)

     (b)   What is the full legal name of such Beneficial Owner?

           _____________________________________________________________

     (c)   Is such Beneficial Owner a:

           / / Corporation   / / General Partnership

           / / Individual            / / Limited Partnership

           / / Other (please specify:____________________)

     (d)   In what state is such Beneficial Owner organized or domiciled?

           _____________________________________________________________

     (e) Please provide the name, address and telephone number of a contact person for such Beneficial Owner.

           _____________________________________________________________

           _____________________________________________________________

           _____________________________________________________________

           _____________________________________________________________

(4)  Beneficial Ownership of Securities:

     EXCEPT AS SET FORTH BELOW IN THIS ITEM (4), THE UNDERSIGNED IS NOT A BENEFICIAL OWNER OF ANY SECURITIES OR ORDINARY SHARES OR ADRs ISSUED UPON CONVERSION OF ANY SECURITIES.

     (a) Principal amount of Registrable Securities (as defined in the Registration Rights Agreement) Beneficially Owned:

           ________________________________________ CUSIP No(s). of such
           Registrable Securities: ______________________________

           Number of shares of ADRs (if any) issued upon conversion of such Registrable Securities: _______________________________

     (b) Principal amount of Securities other than Registrable Securities Beneficially Owned:

           ____________________________________________________________________
           CUSIP No(s). of such other Securities:
           ____________________________________
           Number of Ordinary Shares or ADRs (if any) issued upon conversion of such other Securities:
           _______________________________________________________

     (c) Principal amount of Registrable Securities that the undersigned wishes to be included in the Shelf Registration Statement:
           ________________________________ CUSIP No(s). of such Registrable
           Securities to be included in the Shelf Registration Statement:
           ___________________________________________________________

           Number of ADRs (if any) issued upon conversion of Registrable Securities that are to be included in the Shelf Registration State-ment:_____________

(5)  Beneficial Ownership of Other Securities of the Company:

     EXCEPT AS SET FORTH BELOW IN THIS ITEM (5), THE UNDERSIGNED SELLING SECURITYHOLDER IS NOT A BENEFICIAL OWNER OF ANY SECURITIES, ORDINARY SHARES, ADRs OR ANY OTHER SECURITIES OF THE COMPANY, OTHER THAN THE SECURITIES, ORDINARY SHARES AND ADRs LISTED ABOVE IN ITEM (4).
State any exceptions here:


(6)  Relationships with the Company:

     EXCEPT AS SET FORTH BELOW, NEITHER THE SELLING SECURITYHOLDER NOR ANY OF ITS AFFILIATES, OFFICERS, DIRECTORS OR PRINCIPAL EQUITY HOLDERS (5% OR
     MORE) HAS HELD ANY POSITION OR OFFICE OR HAS HAD ANY OTHER MATERIAL RELATIONSHIP WITH THE COMPANY (OR ITS PREDECESSORS OR AFFILIATES) DURING THE PAST THREE YEARS.

State any exceptions here:


(7)  Plan of Distribution:

     EXCEPT AS SET FORTH BELOW, THE UNDERSIGNED SELLING SECURITYHOLDER INTENDS TO DISTRIBUTE THE REGISTRABLE SECURITIES LISTED ABOVE IN ITEM (4) ONLY AS FOLLOWS (IF AT ALL): SUCH REGISTRABLE SECURITIES MAY BE SOLD FROM TIME TO TIME DIRECTLY BY THE UNDERSIGNED SELLING SECURITYHOLDER OR, ALTERNATIVELY, THROUGH UNDERWRITERS, BROKER-DEALERS OR AGENTS WHO MAY RECEIVE DISCOUNTS, CONCESSIONS OR COMMISSIONS FROM THE SELLING

     STOCKHOLDER OR THE PURCHASER. SUCH REGISTRABLE SECURITIES MAY BE SOLD IN ONE OR MORE TRANSACTIONS AT FIXED PRICES, AT PREVAILING MARKET PRICES AT THE TIME OF SALE, AT PRICES RELATING TO THE PREVAILING MARKET PRICES AT THE TIME OF SALE, AT VARYING PRICES DETERMINED AT THE TIME OF SALE, OR AT NEGOTIATED PRICES. SUCH SALES MAY BE EFFECTED IN TRANSACTIONS (WHICH MAY INVOLVE CROSSES OR BLOCK TRANSACTIONS) (i) ON ANY NATIONAL SECURITIES EXCHANGE OR QUOTATION SERVICE ON WHICH THE REGISTERED SECURITIES MAY BE LISTED OR QUOTED AT THE TIME OF SALE, (ii) IN THE OVER-THE-COUNTER MARKET,
     (iii) IN TRANSACTIONS OTHERWISE THAN ON SUCH EXCHANGES OR SERVICES OR IN THE OVER-THE-COUNTER MARKET, (iv) THROUGH THE WRITING OF OPTIONS, WHETHER SUCH OPTIONS ARE LISTED ON AN OPTION EXCHANGE OR OTHERWISE, OR (iv) THROUGH THE SETTLEMENT OF SHORT SALES. IN CONNECTION WITH SALES OF THE REGISTRABLE SECURITIES OR OTHERWISE, THE SELLING SECURITYHOLDER MAY ENTER INTO HEDGING TRANSACTIONS WITH BROKER-DEALERS OR OTHER FINANCIAL INSTITUTIONS, WHICH MAY IN TURN ENGAGE IN SHORT SALES OF THE REGISTRABLE SECURI-TIES IN THE COURSE OF HEDGING THE POSITIONS THEY ASSUME. THE SELLING SECURITYHOLDER MAY ALSO SELL REGISTRABLE SECURITIES SHORT AND DELIVER REGISTRABLE SECURITIES TO CLOSE OUT SUCH SHORT POSITIONS, OR LOAN OR PLEDGE REGISTRABLE SECURITIES TO BROKER-DEALERS THAT IN TURN MAY SELL SUCH SECURITIES.

State any exceptions here:


(8) Are you a Member, an affiliate of a Member, or a person associated with a Member, of the National Association of Securities Dealers, Inc. (the "NASD")?

           Yes _____ No _____

     If the answer to Question 8 is "yes", state (a) the name of any such NASD Member, (b) the nature of your affiliation or association with such NASD Member, (c) information as to such NASD Member's participation in any capacity in the Offering or the original placement of the Securities, (d) the number of shares of equity securities or face value of debt securities of the Company owned by you, (e) the date such securities were acquired and (f) the price paid for such securities.

     __________________________________________________________________________
     __________________________________________________________________________
     __________________________________________________________________________

(9) If you answered "yes" to Question 8 above, please fill out the following table with respect to any purchases from the Company or any of its Affiliates in a private placement within twelve months prior to the date hereof (excluding your purchase of the Shares).

                                                               Amount and Name of            Price or Other
      Date of Purchase                   Seller                    Securities                Consideration
------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------

     Note: In no event may such method(s) of distribution take the form of an underwritten offering of the Registrable Securities without the prior agreement of the Company.

     By signing below, the Selling Securityholder acknowledges that it understands its obligation to comply, and agrees that it will comply, with the provisions of the Exchange Act and the rules and regulations thereunder, particularly Regulation M. The Selling Securityholder also acknowledges that it understands that the answers to this Questionnaire are furnished for use in connection with the Registration Statement and any amendments or supplements thereto filed with the SEC pursuant to the Securities Act of 1933, as amended.

     In the event that the Selling Securityholder transfers all or any portion of the Registrable Securities listed in Item (3) above after the date on which such information is provided to the Company, the Selling Securityholder agrees to notify the transferee(s) at the time of the transfer of its rights and obligations under this Notice and Questionnaire and the Registration Rights Agreement.

     By signing below, the Selling Securityholder consents to the disclosure of the information contained herein in its answers to Items (1) through (9) above and the inclusion of such information in the Shelf Registration Statement and related Prospectus. The Selling Securityholder understands that such information will be relied upon by the Company in connection with the preparation of the Shelf Registration Statement and related Prospectus.

     The Selling Securityholder acknowledges that material misstatements and omissions of material facts in the Registration Statement and any amendments or supplement thereto may give rise to civil and criminal liabilities to the Company and to each officer and director of the Company signing the Registration Statement and to other persons signing such document. As a result, in accordance with the Selling Securityholder's obligation under Section 3(a) of the Registration Rights Agreement to provide such information as may be required by law for inclusion in the Shelf Registration Statement, the Selling Securityholder agrees to promptly notify the Company of any inaccuracies or changes in the information provided herein which may occur subsequent to the date hereof at any time while the Shelf Registration Statement remains in effect. All notices hereunder and pursuant to the Registration Rights Agreement shall be made in writing, by hand-delivery, first-class mail, or air courier guaranteeing overnight delivery as follows:

     (i)    to the Company:

            Durban Roodepoort Deep, Limited
            DRD Building 45 Empire Road, Parktown
            Johannesburg, South Africa
            P.O. Box 390 Maraisburg 1200

            Attention: Ian Murray

     (ii)   with a copy to:

            Bowman Gilfillan Inc.
            9th Floor, Twin Towers West,

            Sandton City
            Johannesburg, South Africa
            2146 Sandton

            Attention: Ezra Davids

            and to:

            Fulbright &Jaworski LLP
            666 Fifth Avenue
            New York, New York
            10103-3198

            Attention:  Steven Suzzan

     Once this Notice and Questionnaire is executed by the Selling Securityholder and received by the Company's counsel, the terms of this Notice and Questionnaire, and the represen-tations and warranties contained herein, shall be binding on, shall inure to the benefit of and shall be enforceable by the respective successors, heirs, personal representatives, and assigns of the Company and the Selling Securityholder (with respect to the Registrable Securities Beneficially Owned by such Selling Securityholder and the Registrable Securities listed in Item (3) above). This Agreement shall be governed in all respects by the laws of the State of New York.

     I confirm that, to the best of my knowledge and belief, the foregoing statements (including without limitation the answers to this Questionnaire) are correct.

     IN WITNESS WHEREOF, the undersigned, by authority duly given, has caused this Notice and Questionnaire to be executed and delivered either in person or by its duly authorized agent.


Dated: __________________

                                ------------------------------------------------
                                                          Selling Securityholder
                                                     (Print/type full legal name
                                  of beneficial owner of Registrable Securities)


                                  By:
                                       ----------------------------------------
                                       Name:
                                       Title:

PLEASE RETURN THE COMPLETED AND EXECUTED NOTICE AND QUESTIONNAIRE FOR RECEIPT ON OR BEFORE [DEADLINE FOR RESPONSE] TO THE COMPANY'S COUNSEL AT:

            Fulbright & Jaworski LLP
            666 Fifth Avenue
            New York, New York
            10103-3198

            Attention: Steven Suzzan

                                                                      APPENDIX 1

                                   DEFINITIONS

     For the purpose of this Questionnaire, the following definitions apply:

1. AFFILIATE. As used in Questions 1 - 7 and Question 9, a person is an "Affiliate" of a person if such person controls, is controlled by, or is under common control with, another person. Please assume that an "Affiliate" of the Company includes without limitation, any 5% stock-holder of the Company (including any person who owns, controls, or holds or holds an option to acquire, and has the power to vote, 5% or more of the Company's outstanding voting securities). "Control" is the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of an entity, whether through the ownership of voting securities, by contract or otherwise.

     As used in Question 8 of this Questionnaire, an "affiliate" of an NASD member has the following meaning:

     (1) a company which controls, is controlled by or is under common control with a member;

     (2) the term affiliate is presumed to include, but is not limited to, the following:

          (a) a company will be presumed to control a member if the company beneficially owns 10% or more of the outstanding voting securities of a member which is a corporation, or beneficially owns a partnership interest in 10% or more of the distributable profits or losses of a member which is a partnership;

          (b) a member will be presumed to control a company if the member and persons associated with the member beneficially own (i) 10% or more of the outstanding subordinated debt of a company, (ii) 10% or more of the outstanding voting securities of a company which is a corporation or (iii) a partnership interest in 10% or more of the distributable profits or losses of a company which is a partnership;

          (c) a company will be presumed to be under common control with a member if:

               (i) the same natural person or company controls both the member and company by beneficially owning 10% or more of the outstanding voting securities of a member or company which is a corporation, or by beneficially owning a partnership interest in 10% or more of the distributable profits or losses of a member or company which is a partnership; or

               (ii) a person having the power to direct or cause the direction of the management or policies of the member or the company also has the power to direct or cause the direction of the management or policies of the other entity in question.

2. BENEFICIAL OWNER. A "Beneficial Owner" of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares voting power and/or investment power with respect to such security. Voting power includes "the power to vote, or to direct the voting, of such security" and investment power includes "the power to dispose, or to direct the disposition, of such security."

     A person is also a Beneficial Owner of a security if he has the right to acquire beneficial ownership of such security, at any time within sixty days, including but not limited to, any right to acquire through: (a) the exercise of an option, warrant or right, (b) the conversion of a convertible security, (c) the power to revoke a trust, discretionary account or similar arrangement, or
(d) the automatic termination of a trust, discretionary account or similar arrangement; provided, however, that if the acquisition of an option, warrant, right, convertible security or power described in (a), (b) or (c) is for the purpose of maintaining or obtaining control over the issuer of the security, the holder of the option, warrant, right, convertible security or power shall, immediately upon such acquisition and regardless of when it is exercisable, be deemed a beneficial owner of the underlying securities.

     The possession of the legal power to vote and/or direct the disposition of securities, absent unusual circumstances, will be sufficient to confer beneficial ownership. Such power may be held directly, or indirectly, through one or more controlled entities.

3. MATERIAL RELATIONSHIP. The term "material relationship" has not been defined by the Securities and Exchange Commission (the "SEC"). The SEC, however, is likely to construe as material any relationship which tends to impact arm's length bargaining in dealings with a company, whether arising from a close business connection, family relationship, a relationship of control or otherwise. For example, you should conclude that you have such a relationship with any organization of which you own, directly or indirectly, 10% more of the outstanding voting stock, or in which you have some other substantial interest, and with any person or organization with whom you have, or with whom any relative (or any other person or organization as to which you have any of the foregoing other relationships) has, a contractual relationship.

4. MEMBER. Rule 0120 of the NASD's Rules of Fair Practice defines the term "member" to mean any individual, partnership, corporation or other legal entity admitted to membership in the NASD, and Article l of the NASD's By-Laws defines the term "person associated with a member" to mean every sole proprietor, partner, officer, director, or branch manager of any member, or any natural person occupying a similar status or performing similar functions, or any natural person engaged in the investment banking or securities business who is directly or indirectly controlling or controlled by such member (for example, any employee), whether or not such person is registered or exempt from registration with the NASD.